                                 [FACE OF NOTE]


CUSIP NO.

REGISTERED
PRINCIPAL AMOUNT
No. FX -

                                 JOHN DEERE B.V.
                                MEDIUM-TERM NOTE
                Due from 9 Months to 30 Years from Date of Issue
                  Unconditionally Guaranteed by Deere & Company
                                  (FIXED RATE)


                  If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "DEPOSITORY") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


ISSUE PRICE:                           OPTION TO ELECT REPAYMENT: [ ] YES   [ ] NO


ORIGINAL ISSUE DATE:                   OPTIONAL REPAYMENT DATE[S]:
                                       MINIMUM DENOMINATION:
                                       [ ] $1,000
                                       [ ] Other:

STATED MATURITY DATE:                  ADDITIONAL AMOUNTS:


SPECIFIED CURRENCY:                    DEFEASANCE: [ ]YES  [ ] NO
United States Dollars:
[ ] YES   [ ] NO
                                       COVENANT DEFEASANCE: [ ] YES  [ ] NO

FOREIGN CURRENCY:
                                       TOTAL AMOUNT OF OID:

EXCHANGE RATE AGENT:
                                       YIELD TO MATURITY:

OPTION TO RECEIVE PAYMENTS IN
SPECIFIED CURRENCY OTHER THAN          INITIAL ACCRUAL PERIOD OID:
U.S. DOLLARS:    [ ] YES   [ ] NO

                                       OPTIONAL INTEREST RATE RESET DATES:
INTEREST RATE:

                                       OTHER/DIFFERENT PROVISIONS:
INTEREST PAYMENT DATES IF OTHER
THAN MARCH 15 AND SEPTEMBER 15:


REGULAR RECORD DATES IF OTHER
THAN MARCH 1 AND SEPTEMBER 1:


OPTIONAL REDEMPTION: [ ] YES  [ ] NO


INITIAL REDEMPTION DATE:


INITIAL REDEMPTION PERCENTAGE:


ANNUAL REDEMPTION PERCENTAGE REDUCTION:


SINKING FUND:

                  JOHN DEERE B.V., a corporation organized and existing under the laws of The Netherlands (herein referred to as the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to





_______________, or registered assigns, the principal sum of ______________ in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest, if any, thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an "INTEREST PAYMENT DATE") until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the "MATURITY DATE" with respect to the principal repayable on such date); PROVIDED, HOWEVER, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that, with respect to foreign currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, such day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open). "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, Italian lire, South African rand and Swiss francs, the Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the specified currency Melbourne), Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the designated LIBOR Currency), Johannesburg and Zurich, respectively.

                  Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "HOLDER") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a "REGULAR RECORD DATE"); PROVIDED, HOWEVER, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and PROVIDED FURTHER that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for any Interest Payment Date other than the Maturity Date ("DEFAULTED INTEREST") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                  Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; PROVIDED, HOWEVER, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment or principal, premium, if any, and/or interest in respect of this Security in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee, in the City of New York on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be.

                  Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to satisfy its obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market
Exchange Rate or as otherwise indicated on the face hereof. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

                  In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

                  To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts on this Security by the Company under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, Deere & Company has unconditionally guaranteed the Securities pursuant to the terms of the Guarantee endorsed hereon and in Section XVI of the Indenture referred to on the reverse hereof (the "Guarantee").

                  Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed The Chase Manhattan Bank (National Association), at its office in The City of New York as Paying Agent.

                  Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; PROVIDED, HOWEVER, that, if (i) the Specified Currency is U.S. dollars and the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by check mailed on the relevant Interest Payment Date to the person entitled thereto as such address shall appear in the Security Register or, at such Holder's option, by wire transfer to a bank account maintained by the Holder hereof in the country of the Specified Currency, but only if appropriate instructions have been received by the Trustee on prior to the applicable Regular Record Date. The principal of this Security if the Specified Currency is a Foreign Currency, together with interest accrued and unpaid thereon, due at the Maturity Date shall be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company's option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder hereof, provided, such bank has appropriate facilities to make such payments and this Security is presented and surrendered at the office or agency designated by the Company for such purpose in the borough of Manhattan, the City of New York, in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above).
The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above or on the reverse hereof, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

                  Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Fixed Rate Medium-Term Note, Due from 9 Months to 30 Years from Date of Issue Unconditionally Guaranteed by Deere & Company, to be duly executed under its facsimile corporate seal.


                                       JOHN DEERE B.V.


                                       By:
                                          ---------------------------------
                                                  Authorized Officer


                                       Attest:
                                          ---------------------------------
                                                  Secretary of Deere & Company


Dated:                          TRUSTEE'S CERTIFICATE  OF AUTHENTICATION
                                This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

                                       THE CHASE MANHATTAN BANK,
                                           as Trustee

                                       By:
                                          ---------------------------------
                                                     Authorized Officer

                                [REVERSE OF NOTE]


                                 JOHN DEERE B.V.
                                MEDIUM-TERM NOTE
                  Unconditionally Guaranteed by Deere & Company

                  Section 1. GENERAL. This Security is one of a duly authorized issue of securities (herein called the "SECURITIES") of the Company, issued and to be issued in one or more series under an indenture, dated as of March 30, 2001, as it may be supplemented from time to time (herein called the "INDENTURE"), between the Company, Deere & Company, a Delaware corporation (the "Guarantor") and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

                  Section 2. PAYMENTS. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "EXCHANGE RATE AGENT") based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in such Specified Currency. All currency exchange costs will be borne by the Holder of the Security by deductions from such payments.

                  Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") for such Specified Currency as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.

                  All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company or the Guarantor, as the case may be) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent will have no liability therefor.

                  All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

                  References herein to "U.S. DOLLARS" or "U.S. $" or "$" are to the currency of the United States of America.

                  Section 3. REDEMPTION. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction until the redemption price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series, of which this Security is a part, with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

                  This Security may be redeemed at the option of the Company or the Guarantor (or their successors) in whole but not in part at any time at a redemption price as determined under this Section 3, first paragraph, if, (i) the Company or the Guarantor is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of The Netherlands (or in the case of a successor person to the Company, of the jurisdiction in which such successor person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series pursuant to Section 301(7) of the Indenture (or in the case of a successor Person to the Company, the date on which such successor Person became such or in the case of an assumption by the Guarantor or its Subsidiaries of obligations of the Company under the Securities, the date of such assumption), or (ii) as a result of any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands (or in the case of a successor Person to the Company, to which the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) is a party, which change, execution or amendment becomes effective on or after a date on which the Guarantor or any of its Subsidiaries (an "Intercompany Debtor") borrows money from the Company, the Intercompany Debtor is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal, premium, if any, or interest, and the payment of such Additional Amounts, in the case of clause (i), or such deductions or withholding, in the case of clause (ii), cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or the Intercompany Debtor. Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, the Company will deliver to the Trustee an Officers' Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities have been satisfied.

                  Further, if, pursuant to Section 801(4) of the Indenture, a Person into which the Company is merged or to whom the Company has conveyed, transferred or leased its properties or assets has been or would be required to pay any Additional Amounts as provided in the Indenture, each series of Securities may be redeemed at the option of such Person in whole, but not in part, at any time, at a redemption price as determined under this Section 3, first paragraph. Prior to the giving of notice of redemption of such Securities pursuant to the Indenture, such Person shall deliver to the Trustee an Officers' Certificate, stating that such person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such person to redeem such Securities have been satisfied.

                  Section 4. REPAYMENT. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled "OPTION TO ELECT REPAYMENT" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

                  Section 5. SINKING FUND. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

                  Section 6. DISCOUNT SECURITIES. If this Security, (such a Security being referred to as a "DISCOUNT SECURITY") (a) has been issued at an Issue Price lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "AMORTIZED FACE AMOUNT" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of
Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

                  Section 7. MODIFICATION AND WAIVERS; ASSUMPTION; OBLIGATION OF THE COMPANY ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities at the time, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  The securities are unsecured and rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company.

                  The Guarantor, or any of its Subsidiaries, may directly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Company under the Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Company therein, and the Company shall be released from all obligations and covenants with respect to the Securities. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with the Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Securities or related coupons (assuming such Holders are only taxed as residents of the United States) shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Securities are then listed on the New York Stock Exchange, that such Securities shall not be delisted as a result of such assumption.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or the Guarantor (in the event the Guarantor is obligated to make payments in respect of this Security), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, and Additional Amounts on this Security at the times, place and rate, and in the Currency herein prescribed.

                  Section 8. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company and the Guarantor with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

                  Section 9. MINIMUM DENOMINATIONS. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. Dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

                  Section 10. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  If the registered owner of this Security is the Depository (such a Security being referred to as a "GLOBAL SECURITY"), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days following notice to the Company, or (ii) an Event of Default occurs, the Company will issue

Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof by the Company) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company or the Guarantor, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Security and for all other purposes whatsoever, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

                  Section 11.  ADDITIONAL AMOUNTS

                  All payments of, or in respect of, principal of and any premium and interest on the Securities, and all payments pursuant to the Guarantee, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or any such subdivision or authority to be withheld or deducted. In that event, the Company or the Guarantor, as applicable, will pay such additional amounts of, or in respect of, principal and any premium and interest ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder hereof of the amounts which would have been payable in respect of this Security or the Guarantee, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

         (1) any tax, duty, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein;

         (2) any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the Holder hereof or a third party on behalf of such Holder by reason of its (or between a fiduciary, settlor, beneficiary, member, shareholder or possessor of a power over the Holder hereof, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with The Netherlands, including, being or having been a citizen or resident of The Netherlands, or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, but not including the mere holding or ownership of a debt security or (B) the presentation of this Security or the Guarantee thereof for payment more than 30 days after the date on which such payment became due or was provided for, whichever is later;

         (3) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

         (4) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or any premium or interest on the Securities or the Guarantee(s) thereof;

         (5) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder hereof or the beneficial owner of this Security with a request of the Company or the Guarantor addressed to such Holder (A) to provide information concerning the nationality, residence or identity of such Holder or such beneficial owner or
(B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

         (6) any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or

         (7) any combination of items (1), (2), (3), (4), (5) and (6).

                  Additionally, Additional Amounts shall not be paid with respect to any payment in respect of this Security to the Holder hereof if such Holder is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

                  Whenever in this Security there is mentioned, in any context, the payment of the principal of or any premium or interest on this Security (or any payments pursuant to the Guarantee) such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 11 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 11 and


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

express mention of the payment of Additional Amounts in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

                  The provisions of this Section 11 shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

                  Section 12. EVENTS OF DEFAULT. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                  Section 13. DEFINED TERMS. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  Section 14. GOVERNING LAW. This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

                          GUARANTEE OF DEERE & COMPANY

                  FOR VALUE RECEIVED, DEERE & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor Person under the Indenture (the "Indenture") referred to in the Security on which this Guarantee is endorsed), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article XVI of the Indenture, the due and punctual payment of the principal of and any premium and interest on such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and the Indenture.

                  All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or the jurisdiction of organization of any successor Company or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by The Netherlands or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Security on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Article X of the Indenture.

                  Subject to certain limitations in the Indenture, at any time when the Guarantor is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder of a Security, the Guarantor will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, or to a prospective purchaser of a Security designated by such Holder in order to permit compliance by such Holder with Rule 144A under the Securities Act of 1933 (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                  The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XVI of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  This Guarantee is unsecured and ranks PARI PASSU with all other unsecured and unsubordinated obligations of the Guarantor.

                  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

                  IN WITNESS WHEREOF, the Guarantor has caused this Fixed Rate Medium-Term Note Due from 9 Months to 30 Years from Date of Issue
Unconditionally Guaranteed by Deere & Company, to be duly executed under its corporate seal.

                                        Dated:



                                        DEERE & COMPANY

                                        By:________________________________
                                        Name:
                                        Title:
Attest:

                            OPTION TO ELECT REPAYMENT


                  The undersigned hereby irrevocably requests and instructs the Company or the Guarantor (as the case may be) to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "REPAYMENT DATE"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

----------------------------------------

----------------------------------------
(Please Print or Type Name and Address of the Undersigned.)

                  For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 45 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at 450 West 33rd Street, New York, New York 10001-2697.

                  If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $ .

                  If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the minimum denomination of such Security): $ .

Dated:________________________

                           ____________________
                           Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.

                                  -------------


                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


                  TEN COM - as tenants in common
                  TEN ENT - as tenants by the entireties
                  JT TEN  - as joint tenants with right of survivorship and
                            not as tenants in common



                  UNIF GIFT MIN ACT - Custodian
                                      ------------------------------------
                                  (Cust.)              (Minor)
                                 Under Uniform Gifts to Minors Act
                                 ---------------------------------
                                              (State)


Additional abbreviations may also be used though not in the above list.


                                   --------


                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------


-----------------------------------------------------------------
                                    Please print or type name and address,
                                    including zip code of assignee



-----------------------------------------------------------------
the within Security of JOHN DEERE B.V. and all rights thereunder and does hereby irrevocably constitute and appoint





-----------------------------------------------------------------
________Attorney
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated ________________________


SIGNATURE GUARANTEED:_________________________________


______________________________________



                                                      _________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Security in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.